ALEWIFE PROPERTIES LLC

<u>FIRST EXTENSION TO LEASE</u>

This FIRST EXTENSION TO LEASE (hereinafter referred to as "Extension") is made as of November 26, 2025 by and between **ALEWIFE PROPERTIES LLC** a Massachusetts limited liability company with a business address of 545 Concord Avenue, Suite 400, Cambridge, Massachusetts 02138 (hereinafter referred to as the "Landlord") and **METAVIA INC.** f/k/a NEUROBO PHARMACEUTICALS, INC., a Delaware corporation with a current business address of 545 Concord Avenue, Suite 210, Cambridge, Massachusetts 02138 (hereinafter referred to as the "Tenant") duly filed in Massachusetts and with a Certificate of Good Standing from Delaware.

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Standard Form Lease dated August 23, 2023, and as amended by a <u>First Amendment</u> to Lease dated February 25, 2025 (collectively referred to as the "Lease") with respect to that certain premises containing approximately 2,441 rentable square feet, known and numbered as Suite 210 (hereinafter referred to as the "Premises"), which is located on the 2nd floor in the building known as 545 Concord Avenue (hereinafter referred to as the "Building") in Cambridge, Middlesex County, Massachusetts.

WHEREAS, the term of the Lease is scheduled to expire by its terms on August 31, 2026; and

WHEREAS, Landlord and Tenant desire to enter into this Extension in order to extend the Term of the Lease upon the terms and conditions as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. **<u>Recitals</u>**: The foregoing recitals are represented by the Parties as true and correct and incorporated herein by this reference as if such recitals were set forth in full.

2. **<u>Term</u>**: The term of the Lease is hereby extended for a period of two (2) years (hereinafter referred to as the "First Extension Term") commencing on September 1, 2026 and terminating on August 31, 2028.

3. **Fixed Rent**: The schedule of Fixed Rent, as defined in the Lease, payable with respect to the Premises during the First Extension Term shall be as follows:

Year	Lease Period	Per Sq. Fr.	Annual Fixed Rent	Monthly Fixed Rent
4	9/1/2026 – 8/31/2027	$38.24	$93,343.84	$7,778.65
5	9/1/2027 – 8/31/2028	$39.39	$96,150.99	$8,012.58

4. **Ratification:** Except as specifically modified and amended hereby, all terms, covenants and conditions contained in the Lease are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms.

5. **Signatures:** Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, Landlord and Tenant, by their respective officers and/or authorized representatives, have executed this First Extension as a sealed instrument the day and year first above written.

LANDLORD:

ALEWIFE PROPERTIES LLC,
a Massachusetts limited liability company

By: ALEWIFE PROPERTIES CORPORATION,
a Massachusetts corporation, its Managing Member

By: [signature]
Name: Nishan Atinizian
Title: President

TENANT:

METAVIA INC.,
a Delaware corporation

By: [signature]
Name: Hyung Heon Kim
Title: President, CEO and Director